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                                 United States


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): JANUARY 21, 2003


                         COMMISSION FILE NUMBER 1-14380



                          CITGO PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)



                 DELAWARE                               73-1173881
      (State or other jurisdiction of     (I.R.S. Employer Identification No.)
       incorporation or organization)



        ONE WARREN PLACE, 6100 SOUTH YALE AVENUE, TULSA, OKLAHOMA 74136
               (Address of principal executive office) (Zip Code)


                                 (918) 495-4000
              (Registrant's telephone number, including area code)


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ITEM 5.   OTHER EVENTS

Over the past several weeks, we have experienced a disruption in our supply of crude oil as a result of the continuing general strike in Venezuela. This has had the effect of an increase in our crude oil cost and a decrease in our gross margin from what it would have been if the crude oil were received under our long-term crude oil supply contracts with PDVSA. Because of the uncertainty in Venezuela, Moody's, Fitch, and Standard & Poor's have reduced our debt ratings. This has caused a possible termination of our accounts receivables sales facility. At the present time, we reasonably expect to retain or replace this liquidity. In addition, we have replaced our Venezuelan crude oil shortfall with third party crude oil at credit terms less favorably than our payment terms to PDVSA. This had the effect of reducing liquidity however, the Company reasonably expects to replace that liquidity in the near future. To date, we have received adequate quantities of crude oil, our refineries have continued to operate at normal levels and our deliveries to customers have not been disrupted.

VENEZUELAN GENERAL STRIKE

A general strike began in Venezuela on December 2, 2002 and has disrupted most activity in that country, including the operations of our ultimate parent corporation and principal crude oil supplier, Petroleos de Venezuela, S.A. ("PDVSA"). It is unclear when the strike will end. It has disrupted the normal commercial operations of PDVSA and deliveries of crude oil and refined product under our supply agreements. The existence of the strike and our ownership by PDVSA has given rise to perceptions of political risk and financial concerns regarding us. While these perceptions have not necessarily been based upon our actual financial situation or operations, the reactions that have followed have placed pressure on our liquidity.

OPERATIONS

We continue to be able to locate and purchase adequate crude oil, albeit at higher prices, to maintain normal operations at our refineries and to meet our refined products commitments to our customers. The Venezuelan strike has reduced our supply of crude oil from PDVSA, most of which is purchased under long-term supply agreements. In December 2002, we received approximately 59 percent of the crude oil volume that we received from PDVSA in December 2001. In January 2003, we are scheduled to receive deliveries of approximately 83 percent of the crude oil volume that we received from PDVSA in January 2002. Historically, we purchase approximately 50 percent of our total crude oil requirements from PDVSA.

The reduction of crude oil supply from PDVSA has required us to find alternate sources of crude oil, which may differ from the PDVSA-sourced crude oil in terms of cost, logistics and physical characteristics. These variables affect our profit margins. In addition, our purchases of crude oil from third parties are made at industry payment terms that are less favorable than our payment terms to PDVSA.

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LIQUIDITY

Our liquidity has been affected recently as a result of several factors, including the factors described below. We are exploring alternate sources of liquidity including additional loans and asset securitizations.

As a result of ratings downgrades announced by Fitch's Ratings on January 10, 2003 and Moody's Investors Services on January 14, 2003, our senior unsecured debt ratings, as currently assessed by the three major debt rating agencies, are as follows:

            Fitch                  BB minus
            Moody's                Ba2
            Standard & Poor's      B plus

Each debt rating agency has announced that it continues to keep our securities on negative watch. The agencies have all noted concerns regarding the continuing Venezuelan strike. Moody's also noted concern that our direct parent corporation, PDV America, Inc., may need substantial assistance from us in order to pay off $500 million of notes maturing in August 2003. PDV America holds a $500 million mirror note from PDVSA. While PDVSA's obligation remains unchanged, in light of the current uncertainties, PDV America is exploring alternate funding options for the principal repayment due in August 2003. These alternatives involve varying degrees of assistance from CITGO.

The January 10, 2003 Fitch's Ratings rating action caused an event of termination under our existing accounts receivable sales agreement. As a result, our continued access to funds provided by that facility has been suspended and may be terminated by the purchasers under that facility. We are in active discussions to amend or replace the facility and believe that we can replace the facility, if that action is required. The amounts sold at any one time under the accounts receivable facility is limited to $225 million, however, on January, 10, 2003, $125 million had been sold.

We have also experienced a tightening of our payment terms. Our purchases of crude oil from third parties are made at industry payment terms that are less favorable than our contractual payment terms to PDVSA. In addition, a number of our third party crude oil and product suppliers have shortened the time in which we pay for purchases or require payment prior to delivery. This shortening of credit terms has negatively impacted our working capital and liquidity.

Due, at the time, to the prospect of the Venezuelan strike, we postponed a planned offering of up to $250 million of our unsecured notes from our $400 million shelf-registration statement on file with the Securities and Exchange Commission.

We have taken steps to reduce our discretionary capital expenditures in 2003 by approximately $200 million and are continuing to review the timing and amount of scheduled expenditures under our planned capital spending programs, including regulatory and environmental projects in the near term.

         This report contains forward looking statements. Specifically, all statements pertaining to our margins, net income, liquidity, capital expenditures and available capital resources are forward looking statements. These forward looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the forward looking statements. These risks and

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uncertainties include developments in Venezuela and third parties' perceptions and reactions to them; changes in the availability and cost of crude oil, feedstocks, blending components and refined products; changes in prices or demand for CITGO products as a result of competitive actions or economic factors; changes in environmental and other regulatory requirements, which may affect operations, operating costs and capital expenditure requirements; costs and uncertainties associated with technological change and implementation; inflation; and continued access to capital markets and commercial bank financing on favorable terms. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date of this report. We undertake no obligation to publicly release any revision to these forward looking statements to reflect events or circumstances after the date of this report.


                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on January 21, 2003.

                          CITGO PETROLEUM CORPORATION


Date:  January 21, 2003              /s/      Larry Krieg
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                                              Larry Krieg
                                         Controller (Chief Accounting Officer)